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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement No. 2-60725 of Pogo Producing Company of our report dated June 26, 2002, relating to the financial statements of the Tax-Advantaged Savings Plan of Pogo Producing Company, which appears in this Form 11-K.


PricewaterhouseCoopers LLP
Houston, Texas
June 26, 2002